   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1999
                                                  REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              ILEX ONCOLOGY, INC.

             (Exact name of registrant as specified in its charter)

               DELAWARE                                74-2699185
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)

                         11550 I.H. 10 WEST, SUITE 100
                            SAN ANTONIO, TEXAS 78230
                                 (210) 949-8200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                MICHAEL T. DWYER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               ILEX ONCOLOGY, INC.
                         11550 I.H. 10 WEST, SUITE 100
                            SAN ANTONIO, TEXAS 78230
                                 (210) 949-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------

  Copies of all communications, including all communications sent to the agent for service, should be sent to:

         PHILLIP M. RENFRO, ESQ.               MARK J. MIHANOVIC, ESQ.
      FULBRIGHT & JAWORSKI L.L.P.              MCDERMOTT, WILL & EMERY
    300 CONVENT STREET, SUITE 2200        2049 CENTURY PARK EAST, 34TH FLOOR
       SAN ANTONIO, TEXAS 78205              LOS ANGELES, CALIFORNIA 90067
            (210) 270-7172                          (310) 277-4110

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

         If the registrant elects to deliver its latest annual report to securityholders or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)of this Form, check the following box: [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-87721

         If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434,please check the following box: [ ]

CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES               AMOUNT OF SHARES            PRICE          AGGREGATE OFFERING      AMOUNT OF
TO BE REGISTERED                               TO BE REGISTERED(1)       PER SHARE(2)           PRICE(2)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share......         575,000             $   12.907            $ 7,421,525          $   2,063(3)
---------------------------------------------------------------------------------------------------------------------------------
        Total...............................         575,000                                   $ 7,421,525          $   2,063(3)
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

(1) Includes 75,000 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), under the Securities Act of 1933, as amended. The calculation of the registration fee is based on the average of the high and low prices of the common stock as reported on The Nasdaq National Market on November 19, 1999.

(3) Previously paid. The Company initially registered 4,025,000 shares on a Registration Statement on Form S-3 (Reg. No. 333-87721) which, based on the Proposed Maximum Price Per Share of $16.0313 at such time, resulted in Proposed Maximum Aggregate Offering Price of $64,525,983, and a Registration Fee of $17,938.22. Based on the current Proposed Maximum Price Per Share of $12.907, the Proposed Maximum Aggregate Offering Price has decreased $5,153,783, even when including the 575,000 additional shares registered pursuant hereto, such that no additional fee is required to be paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
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               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         ILEX Oncology, Inc. (the "Registrant") is filing this Registration Statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.01 per share ("Common Stock"), of the Registrant contemplated by the Registration Statement on Form S-3 (Reg. No. 333-87721) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on September 24, 1999, as amended by Amendment No. 1 thereto filed on October 5, 1999, Amendment No. 2 thereto filed on October 25, 1999, and Amendment No. 3 thereto filed on November 16, 1999, which was declared effective November 22, 1999 (the "Prior Registration Statement"). The Registrant is filing this Registration Statement for the sole purpose of increasing the number of shares of Common Stock offered by 500,000 shares, the number of additional shares the underwriters have an option to purchase by 75,000 and decreasing the aggregate offering price to the public set forth in such Prior Registration Statement by $ 5,153,783. The contents of the Prior Registration Statement are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies it has reasonable grounds to believe that it meets all requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, Texas, on November 23, 1999.

                                            ILEX ONCOLOGY, INC.

                                            By: /s/ MICHAEL T. DWYER
                                              ----------------------------------
                                                       Michael T. Dwyer
                                              Vice President and Chief Financial
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ GARY V. WOODS*
-----------------------------------------------------  Chairman of the Board         November 23, 1999
                     Gary V. Woods

                /s/ RICHARD L. LOVE*
-----------------------------------------------------  President, Chief Executive    November 23, 1999
                    Richard L. Love                      Officer, and a Director
                                                         (Principal Executive
                                                         Officer)

                /s/ MICHAEL T. DWYER
-----------------------------------------------------  Vice President and Chief      November 23, 1999
                    Michael T. Dwyer                     Financial Officer
                                                         (Principal Financial and
                                                         Accounting Officer)


            /s/ DANIEL D. VON HOFF, M.D.*
-----------------------------------------------------  Director                      November 23, 1999
              Daniel D. Von Hoff, M.D.

                 /s/ JOHN L. CASSIS*
-----------------------------------------------------  Director                      November 23, 1999
                     John L. Cassis


              /s/ A. DANA CALLOW, JR.*
-----------------------------------------------------  Director                      November 23, 1999
                  A. Dana Callow, Jr.


             /s/ RUSKIN C. NORMAN, M.D.*
-----------------------------------------------------  Director                      November 23, 1999
                 Ruskin C. Norman, M.D.


            /s/ JASON S. FISHERMAN, M.D.*
-----------------------------------------------------  Director                      November 23, 1999
                Jason S. Fisherman, M.D.


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

             /s/ JOSEPH S. BAILES, M.D.*                        Director             November 23, 1999
-----------------------------------------------------
               Joseph S. Bailes, M.D.

              /s/ GLENN C. RICE, PH.D.*                         Director             November 23, 1999
-----------------------------------------------------
                Glenn C. Rice, Ph.D.

* By:        /s/ MICHAEL T. DWYER
     ------------------------------------------------
                  Michael T. Dwyer
                 (Attorney-in-Fact)

                                 EXHIBIT INDEX

          NO.                                    DESCRIPTION
          ---                                    -----------
          5.1*      -- Opinion of Fulbright & Jaworski L.L.P. regarding legality
         23.1       -- Consent of Fulbright & Jaworski L.L.P. (contained in
                            Exhibit 5)
         23.2*      -- Consent of Arthur Andersen LLP
         24.1**     -- Power of attorney (on signature page)

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 * Filed herewith.

** Incorporated by reference to the Registrants Registration Statement on Form
   S-3, as amended (File No. 333-87721).